EXHIBIT 23











INDEPENDENT AUDITORS' CONSENT


               We consent to the incorporation by reference in Registration Statement No. 33-16201 on Form S-8 of our report dated February 18, 2001, appearing in this Annual Report on Form 10-K of The Deltona Corporation for the year ended December 31, 2000.




JAMES MOORE & CO.  P.L.

Certified Public Accountants
Gainesville, Florida
March 23, 2001